LIMITED POWER OF ATTORNEY


	I, Peter Munk, appoint STEVEN RUBIN, JOHN MOYNIHAN and VALERIE SPURLIN to serve as my Attorneys-in-Fact and Agents and to exercise the powers and discretions set forth below:

1.	To exercise on my behalf any and all Securities and Exchange Commission Forms
3, Forms 4 and 5 relating to the disclosure of my beneficial ownership of securities in ACCO Brands Corporation; and

2.	To execute all other such documents or things in my name as the Agents may deem necessary to meet filing requirements of the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

This Power of Attorney shall at all time be binding with respect to all actions taken by the Agent in accordance with the terms of this Power of Attorney. I hereby ratify and confirm all lawful acts performed by the aforesaid individuals under the scope of this Limited Power of Attorney and hereby agree to indemnify then from any claim or demand arising from his lawful actions. The powers granted by this Power of Attorney shall lapse and cease to have effect at such time as I am no longer an executive officer or director of ACCO Brands Corporation, or until such time as I have revoked this authority in writing.

I, Peter Munk, have executed this Limited Power of Attorney on the 30th day of October, 2008.




							Peter Munk









STATE OF ILLINOIS

COUNTY OF LAKE



	On this ____30th___ day of __October_, __2008__, __Peter Munk__ personally appeared before me, and acknowledged that he executed the foregoing instrument for the purposes therein contained.

	IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



                                         ___Valerie S. Spurlin________
                                         Notary Public




                                       My Commission Expires: November 7,
2009